                                                                    Exhibit 12.3

                  Coso Power Developers (Navy II Partnership)
                      Ratio of Earnings to Fixed Charges
Ratio of EBITDA before cumulative effect of accounting change to Fixed Charges
      Ratio of EBITDA before cumulative effect of accounting change less
                     Capital Expenditures to Fixed Charges
                            (dollars in thousands)

                                                                 Year Ended December 31,
                                                     ---------------------------------------------
                                                           1994     1995     1996     1997     1998

Net income                                             $51,934  $58,394  $68,240  $66,702  $70,457
Cumulative effect of accounting change                    -        -        -        -       1,664
                                                     ---------------------------------------------
     Income before cumulative effect of
      accounting change                                 51,934   58,394   68,240   66,702   72,121
Fixed charges                                           14,736   13,868   12,149   10,532    8,122
                                                     ---------------------------------------------
     Earnings plus fixed charges                       $66,670  $72,262  $80,389  $77,234  $80,243
                                                       =======  =======  =======  =======  =======

Fixed charges (Interest expense which
     includes amortization of debt issuance costs      $14,736  $13,868  $12,149  $10,532  $ 8,122
                                                       =======  =======  =======  =======  =======

Ratio of earnings to fixed charges                         4.5x     5.2x     6.6x     7.3x     9.9x
                                                       =======  =======  =======  =======  =======


Net income                                             $51,934  $58,394  $68,240  $66,702  $70,457
Interest expense                                        14,736   13,868   12,149   10,532    8,122
Depreciation and amortization                           11,800   12,848   13,054   13,354   13,744
Cumulative effect of accounting change                    -        -        -        -       1,664
                                                      --------------------------------------------
     EBITDA before cumulative effect of
       accounting change                               $78,470  $85,110  $93,443  $90,588  $93,987
                                                       =======  =======  =======  =======  =======

EBITDA before cumulative effect of accounting
   change                                              $78,470  $85,110  9$3,443  $90,588  $93,987
Capital expenditures                                    18,894    6,367    4,333    7,992    6,939
                                                     ---------------------------------------------
     EBITDA before cumulative effect of
      accounting change less capital expenditures      $59,576  $78,743  $89,110  $82,596  $87,048
                                                       =======  =======  =======  =======  =======

Ratio of EBITDA before cumulative effect of
   accounting change to fixed charges                      5.3x     6.1x     7.7x     8.6x    11.6x
                                                       =======  =======  =======  =======  =======
Ratio of EBITDA before cumulative effect of
   accounting change less capital expenditures
   to fixed charges                                        4.0x     5.7x     7.3x     7.8x    10.7x
                                                       =======  =======  =======  =======  =======


                                                                            Three Months Ended March 31, 1999
                                                                            -----------------------------------
                                                                             Two Months   One Month
                                                            Three Months       Ended        Ended
                                                                Ended        February      March 31,
                                                           March 31, 1998      1999          1999     Total

Net income                                                     $14,104        $9,366        $1,947   $11,313
Cumulative effect of accounting change                             -             -             -         -
                                                              --------------------------------------------------
     Income before cumulative effect of
      accounting change                                         14,104         9,366         1,947    11,313
Fixed charges                                                    2,235           953         1,792     2,745
                                                              --------------------------------------------------
     Earnings plus fixed charges                               $16,339       $10,319        $3,739   $14,058
                                                               =======       =======        ======   =======

Fixed charges (Interest expense which
     includes amortization of debt issuance costs              $ 2,235       $   953        $1,792   $ 2,745
                                                               =======       =======        ======   =======

Ratio of earnings to fixed charges                                 7.3x         10.8x         2.1x      5.1x
                                                               =======       =======        ======   =======


Net income                                                     $ 14,104       $ 9,366       $ ,947   $11,313
Interest expense                                                 2,235           953         1,792     2,745
Depreciation and amortization                                    3,493         2,339         1,188     3,527
Cumulative effect of accounting change                            -             -             -         -
                                                              --------------------------------------------------
     EBITDA before cumulative effect of
       accounting change                                       $19,832       $12,658        $4,927   $17,585
                                                               =======       =======        ======   =======

EBITDA before cumulative effect of accounting change           $19,832       $12,658        $4,927   $17,585
Capital expenditures                                               808         1,126           191     1,317
                                                              --------------------------------------------------
     EBITDA before cumulative effect of accounting change
        less capital expenditures                              $19,024       $11,532        $4,736   $16,268
                                                               =======       =======        ======   =======

Ratio of EBITDA before cumulative effect of accounting
   change to fixed charges                                         8.9x         13.3x          2.7x      6.4x
                                                               =======       =======        ======   =======
Ratio of EBITDA before cumulative effect of accounting
   change less capital expenditures to fixed charges               8.5x         12.1x          2.6x      5.9x
                                                               =======       =======        ======   =======
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